UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) February 18, 2009

PMA Capital Corporation

(Exact name of registrant as specified in its charter)

Pennsylvania	001-31706	23-2217932
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

380 Sentry Parkway Blue Bell, Pennsylvania	19422
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(610) 397-5298

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition.

On February 19, 2009, PMA Capital Corporation (the “Registrant”) issued a news release regarding its results for the quarter and year ended December 31, 2008, a copy of which is furnished as Exhibit 99.1 hereto.  Additionally, the Registrant’s Fourth Quarter 2008 Statistical Supplement is furnished as Exhibit 99.2.

The information, including Exhibits 99.1 and 99.2 attached hereto, furnished under this Item 2.02 shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.  The information furnished under this Item 2.02 shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as otherwise expressly stated in such filing.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 18, 2009, PMA Capital Corporation entered into severance agreements with Anthony J. Ciofani, Executive Vice President and Chief Underwriting Officer of The PMA Insurance Group, and John Santulli, III, Executive Vice President – Risk Services and Sales of The PMA Insurance Group.  The severance agreements provide that each of the executives will be entitled to certain payments and benefits in the event that their employment with the Registrant is terminated.  Events triggering severance payments or the provision of benefits under the agreements are termination by us without cause, termination by the executive with good reason and the death or disability of the executive.

If an executive’s employment is terminated without cause or for good reason, the executive will be entitled to receive a prorated bonus, a severance payment equal to his base salary and target bonus, three months to exercise any vested and unexpired stock options, the prorated portion of any outstanding long-term incentive plan awards, as well as health and welfare benefits and executive job search support.  If a termination without cause or for good reason occurs in anticipation of or within 18 months following a change in control, the benefits that the Registrant is required to provide will increase.

If an executive’s employment is terminated due to death or disability, we will provide him or his estate a prorated target bonus and one year to exercise any unexpired stock options.  In addition, all outstanding equity based awards will vest on the date of termination.

All payments that may become due to an executive under the agreements are conditioned upon the executive executing and delivering a complete release in favor of the Registrant.

A copy of the severance agreements are attached as Exhibits 10.1 and 10.2 to this report and are incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit 10.1	Severance Agreement between PMA Capital Corporation and Anthony J. Ciofani, dated February 18, 2009

Exhibit 10.2	Severance Agreement between PMA Capital Corporation and John Santulli, III, dated February 18, 2009

Exhibit 99.1	PMA Capital Corporation News Release, dated February 19, 2009

Exhibit 99.2	PMA Capital Corporation Fourth Quarter 2008 Statistical Supplement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PMA Capital Corporation

February 19, 2009	By:	/s/ William E. Hitselberger
	Name:	William E. Hitselberger
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 10.1	Severance Agreement between PMA Capital Corporation and Anthony J. Ciofani, dated February 18, 2009

Exhibit 10.2	Severance Agreement between PMA Capital Corporation and John Santulli, III, dated February 18, 2009

Exhibit 99.1	PMA Capital Corporation News Release, dated February 19, 2009

Exhibit 99.2	PMA Capital Corporation Fourth Quarter 2008 Statistical Supplement